PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                          SECURITIES EXCHANGE ACT OF 19934 (AMENDMENT NO.)

        Filed by the Registrant /x/

        Filed by the party other than the Registrant/ /

        Check the appropriate box: / /

          / / Preliminary Proxy Statement                / / Confidential, for
                                                             use of the
                                                             Commission  Only
                                                             (as Permitted
                                                             by Rule 14a-6(e)(2)

         /x/   Definitive Proxy Statement
        / /   Definitive Additional Materials
       / /   Soliciting Material Pursuant to Rule 14a-11(c)  Rule 14-a12

                        CONSOLIDATED-TOMOKA LAND CO.

                (Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

/ /   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction  applies.
      (2)   Aggregate number of securities to which transactions applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                   CONSOLIDATED-TOMOKA LAND CO.
         PROXY IS SOLICITED BY THE BOARD OF DIRECTORS MEETING
               DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 26, 2000

   The undersigned hereby appoints Bob D. Allen and Patricia Lagoni, each or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent, and to vote, as designated below, all the shares of common stock of Consolidated-Tomoka Land Co. held of record by the undersigned on March 1, 2000, at the annual meeting of shareholders to be held April 20, 2000, or any adjournment or postponement thereof.

         Election of three Class III Directors for three-year terms ending 2003.

   { } FOR all nominees list below   { }  WITHHOLD AUTHORITY to vote for
      (except as marked to the          all nominees listed below
       contrary below)

   To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

   Class III.  Jack H. Chambers, William O. E. Henry, and H. Jay Skelton

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    CONSOLIDATED-TOMOKA LAND CO.
                             PROXY

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each proposal.

   Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

   Dated____________________________________________
   Signature________________________________________
   Signature________________________________________
   (if held jointly)

   PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

<APPENDIX)>

                   CONSOLIDATED-TOMOKA LAND CO.
                      Post Office Box 10809
                Daytona Beach, Florida 32120-0809

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          April 26, 2000

   To the Shareholders:

   The annual meeting of shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), will be held at the Daytona Beach Hilton Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida, on Wednesday, April 26, 2000, at ten o'clock in the morning for the following purposes:

        1. To elect three directors to serve for a three-year term expiring at the annual meeting of shareholders to be held in 2003 or until their successors are elected and qualified.

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on March 1 2000, are entitled to notice of, and to participate in and vote at the meeting.

   Daytona Beach Hilton Resort has reserved a limited number of rooms for shareholders attending our meeting. Shareholders who plan to attend are urged to reserve rooms promptly upon receipt of the meeting notice by calling 1-904-767-7350.

   A complete list of shareholders as of the record date will be available for shareholders' inspection at the Corporate Offices at 149 South Ridgewood Avenue, Daytona Beach, Florida, for at least ten days prior to the meeting.

                            By Order of the Board of Directors
                            Patricia Lagoni
                            Secretary

   Daytona Beach, Florida
   March 15, 2000

         All shareholders are requested to date and sign the enclosed proxy and return it promptly in the accompanying envelope. This proxy is revocable by you at any time before it is exercised by notifying the corporate secretary of the Company in writing or by submitting a properly executed, later-dated proxy. Signing a proxy will not affect your right either to attend the meeting and vote your shares in person or to give a later proxy.

   A COPY OF THE COMPANY'S MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO THE COMPANY'S SECRETARY,
   P. O. BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

                       CONSOLIDATED-TOMOKA LAND CO.
                           PROXY STATEMENT
                            INTRODUCTION

             This proxy statement and the enclosed form of proxy are being sent to the shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the "Company"), on or about March 15, 2000, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Wednesday, April 26, 2000 (and at any adjournment or adjournments thereof), for the purposes set forth in the accompanying notice of annual meeting. Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by sending written notice to the secretary of the Company, by submitting a properly executed, later-dated proxy, or by attending the annual meeting and electing to vote in person.

   The cost of preparing, assembling, and mailing material in connection with this solicitation will be borne by the Company.

   At the close of business on March 1, 2000, there were 6,193,199 shares of common stock, $1 par value, of the Company outstanding. Each holder of common stock of record on that date is entitled to one vote for each share held by such shareholder on every matter submitted to the meeting. The Company's Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

   On September 24, 1999, under a plan for distribution of its assets, Baker Fentress & Company, a publicly owned, closed-end investment company and the Company's majority stockholder, distributed its 5,000,000 shares (78.5% of the outstanding shares) of common stock of the Company to its shareholders of record on August 30, 1999. This distribution increased the Company's number of shareholders of record from approximately 1,000 to approximately 15,000.


   See "Interests in Stock" below for information as to the beneficial ownership of common stock of the Company as of December 31, 1999 by each director of the Company and by all directors and officers as a group.

                           ELECTION OF DIRECTORS


        The Company's Articles of Incorporation divide the
   Board of Directors into three classes, as nearly equal as possible. At the 2000 annual meeting of shareholders, three Class III directors are to be elected, each to hold office until the annual meeting of shareholders to be held in 2003, or until their successors are elected and qualified.

   The Company has no nominating committee other than the Board of Directors for the selection of candidates to serve as directors. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors, the persons named below who have been designated by the Board of Directors as nominees for Class III unless authority to do so is withheld.

        All nominees for election as directors are now directors, each having been elected by the shareholders at the May 1997 annual meeting, except H. Jay Skelton who is being nominated to fill the vacancy to be created by John H. Pace, Jr., who has announced that he will not stand for reelection to the Board of Directors in April 2000. Each nominee has indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

   The election of Messrs. Chamber, Henry, and Skelton will require the affirmative vote of the holders of a plurality of the shares present or represented at the meeting. The Board of Directors of the Company recommends a vote "for" the election of Messrs. Chambers, Henry, and Skelton as directors in Class III. Proxies solicited by the Board will be so voted unless shareholders specify in their proxies a contrary choice. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

        Additional information concerning the nominees and the directors appears below.

      Name,
     Age at January 31, 2000,                                      Class and     Other
     and Principal Occupation                     Director        Expiration    Business
     since January 1, 1995                         Since            Of Term    Affiliations

John C. Adams, Jr.-age 63(2)                        1977          I            None
  Executive vice president of                                     2001
 Brown and Brown, Inc. (an
 insurance agency) since January
 1999; Chairman of the board of
 Hilb, Rogal and Hamilton
 Company of Daytona Beach, Inc.
 (an insurance agency) to
 December 1998; executive vice
 president operations from
 January 1994 to December 1998.
 Executive vice president of
 Hilb, Rogal and Hamiilton
 Company, Richmond, Virginia,
 from 1993 to December 1998


Bob D. Allen-age 65(1)                              1990            I       Director,
 Chairman of the board since April 1998                             2001    First Union
 and chief executive officer of the                                         of Florida,
 Company since March 1990; president                                        Baker, Fentress
 from March 1990 to January 2000                                            and Company

Jack H. Chambers-age 69(3)                          1986            III     None
 Retired; Of Counsel to Law Firm of                                 2000
 Foley & Lardner from
 September 1994 to December 1997

William O. E. Henry-age 72(3)                       1977            III     None
 Practicing attorney and                                            2000
  partner in law firm of
  Holland & Knight LLP,



CAPTION>

      Name,
     Age at January 31, 2000,                                  Class and     Other
     and Principal Occupation                     Director    Expiration    Business
     since January 1, 1995                          Since       Of Term    Affiliations


Robert F. Lloyd-age 62(2)                            1991         II            None
   Chairman of the board and                                      2002
   chief executive officer of
   Lloyd Buick-Cadillac Inc.

William H. McMunn-age 53                             1999         II            None
 President and chief operating                                    2002
 officer of the Company since
 January 2000; president, Indigo
 Development Inc., a subsidiary of
 the Company, since December 1990

John H. Pace, Jr.-age 82(3)                          1968         III           None
   Chairman of Cardinal                                           2000
   Investment Company
   investor in securities
   and real estate)

David D. Peterson-age 68(1)                          1984         I           Director,
 Chairman of the executive                                        2001        Baker,
 committee of the Company;                                                    Fentress &
 retired president and chief                                                  Company
 executive officer of Baker,
 Fentress & Company (a publicly
 owned, closed-end investment
 company since June 1996

H. Jay Skelton-age 62(4)                                 --       --          None
 President and chief executive
 officer of DDI, Inc. (a diversified
 family holding company)

Bruce W. Teeters-age 54                               1990       II           None
   Senior vice president-                                        2002
   finance and treasurer
   of the Company

   (1) Member of the executive committee of the Company, which had no meetings in 1999. The executive committee has the authority during intervals between meetings of the Board of Directors to exercise power on matters designated by the Board.

   (2) Member of the compensation and stock option committee, which had two meetings in 1999.
   (3) Member of the audit committee, which had one meeting in 1999. The committee meets with representatives of the Company's independent public accountants to determine the scope of each audit and review the results.
   (4) Nominee for election as director in Class III, replacing
       John H. Pace, Jr.

        During 1999, the Board of Directors held one regular and four special meetings. Each outside director received a fee of $1,000 for each board meeting he attended in 1999. Each outside director received, in addition to meeting fees, an annual retainer of $14,000, payable quarterly.
   Mr. Peterson received as Chairman of the Executive Committee an additional annual fee of $8,000, payable quarterly. Members of the executive, audit, and compensation and stock option committees also received $1,000 for each meeting of those committees attended in 1999.

        Effective January 1, 2000, annual retainer fees for all outside directors were increased to $15,000, and the annual fee for Chairman of the Executive Committee was increased to $9,000, both payable quarterly.

         All members of the Board, except John H. Pace, Jr., attended 100% of the meetings of the Board and all committees on which they served. Mr. Pace attended four of the six meetings of the Board and Committees on which he served.

                           INTERESTS IN STOCK

        The following table contains information at December 31, 1999 on the number of shares of common stock of the Company,of which each director and each officer named in the Summary Compensation Table set forth elsewhere in this Proxy Statement had outright ownership, or, alone or with others, any power to vote or dispose of the shares, or to direct the voting or disposition of the shares by others, and the percentage of the aggregate of such shares to all of the outstanding shares of the Company. The table also sets forth information with respect to all persons known by the Company to own beneficially more than 5% of the Company's common stock as of December 31, 1999:

                               Power Over Voting
Shares of                      and Disposition              Aggregate
Consolidated-Tomoka Land Co.  Sole        Shared        Shares       Percent
Shufro, Rose &
  Co., LLC (1)           448,180                    448,180        7.02%
745 Fifth Avenue
New York, NY 10151-2600
John C. Adams, Jr.        16,800 (2)      --         16,800 (2)     0.2%
Bob D. Allen             154,181 (3)      --        154,181 (3)     2.4%
Jack H. Chambers             194         1,958        2,152          --
William O. E. Henry          500            --          500          --
Robert F. Lloyd              500            --          500
William H. McMunn         57,231 (3)        --       57,231 (3)     0.8%
John H. Pace, Jr.         50,464            --       50,464         0.8%
David D. Peterson          4,887            --        4,887          --
H. Jay Skelton(4)             --            --           --          --
Bruce W. Teeters          48,059 (3)        57      48,116  (3)     0.8%
 Directors and Officers
 as a group (13 persons) 347,367        10,205     357,572  (3)     3.6%


   (1) Registered Broker/Dealer and Investment Advisors with offices at the above address. Information derived from
           Schedule 13G, dated February 15, 2000, filed with
           Securities and Exchange Commission.
   (2) Does not include 4,400 shares held in trust for his wife who has sole voting and disposition power over these shares.
   (3) Includes shares subject to options that are currently exercisable or exercisable within 60 days of March 1, 2000: Bob D. Allen, 80,000 shares;
           William H. McMunn, 40,000; Bruce W. Teeters, 40,000 shares; and executive officers as a group, 160,000 shares.
   (4)     Director Nominee

                      EXECUTIVE COMPENSATION

        The sections which follow provide extensive information pertaining to the compensation of the executive officers of the Company. This information is introduced in the Compensation Committee Report on Executive Compensation set forth below which describes the policies and components of the Company's Compensation Program.

        To provide a context for considering the detailed compensation data, as well as the policies of the Compensation Committee, there is set forth immediately below information as to the cumulative shareholder return on the Company's Common Stock.
   The graph compares the yearly percentage change in this return with that of the American Stock Exchange Composite Index and the Real Estate Industry Index.

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER
   RETURN AMONG CONSOLIDATED-TOMOKA LAND CO., AMERICAN
   STOCK EXCHANGE INDEX,  AND REAL ESTATE INDUSTRY INDEX


   MEASUREMENT PERIOD                          AMEX             REAL ESTATE
   (FISCAL YEAR COVERED)           CTO        INDEX              INDUSTRY
   ---------------------    ------------   ------------      ---------------

   Measurement Pt. - 12/31/94      100           100                 100

   FYE 12/31/95                 145.28        128.90              114.86

   FYE 12/31/96                 147.70        136.01              133.56

   FYE 12/31/97                 165.92        163.66              184.04

   FYE 12/31/98                 134.60        161.44              135.45

   FYE 12/31/99                 124.38        201.27              132.50

                  COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

        The Compensation and Stock Option Committee of the
   Board of Directors consists solely of independent, outside directors and met twice time during 1999. The committee reviews and approves salary adjustments for officers and key personnel with salaries in excess of $50,000, administers the Company's Stock Option Plan, and makes recommendations to the Board with respect to the Company's Compensation Program for the executive officers named in the following Summary Compensation Table. The three individuals named in the Summary Compensation Table are the only persons earning more than $100,000 in annual compensation who fall within the Securities and Exchange Commission definition of executive officers.

       The annual compensation program includes base pay plus an incentive program to reward key management employees who are in a position to make substantial contributions to the success or the growth of the Company and its subsidiaries.
   The Company seeks to provide through this program compensation opportunities that are competitive and directly related to Company performance. All participants in the incentive plan were approved by the compensation committee. There were ten participants in the plan during 1999.

   The executive officers are evaluated on performance, corporate and individual, based on a management-by-objectives system. Corporate performance is based on the Company's growth in earnings per share and progress on projects and activities which will have a major effect on future earnings. Individual performance includes implementation of goals and objectives, strategic planning, civic involvement, and public affairs.
   Base pay is designed to provide competitive rewards for the normal duties associated with the individual's job description. The incentive pay component is designed to stimulate actions that contribute to improved operating and financial results.
   The incentive awards are based on the achievement of predetermined corporate and individual performance goals.

        The Summary Compensation Table shows the incentive awards (Bonus in the Table) to the named executive officers for the past three years. For 1999, the goals for all executive officers included an overall operating and financial performance target measured by net income plus additional quantitative indicators. In addition to the 1999 quantified objectives, the Committee evaluated performance against predetermined qualitative objectives in determining the amount of incentive awards.

        The Summary Compensation Table shows the Options/SAR
   (Stock Appreciation Right) Grants to the named executive officers for the past three years. The exercise price of the options granted was equal to the market value of the underlying common stock on the date of the grant. Therefore, the value of these grants to the officers is dependent solely upon the future growth in share value of the Company's Common Stock. The stock appreciation right entitles the optionee to receive a supplemental payment which at the election of the Committee may be paid in whole or in part in cash or in shares of common stock equal to all or a portion of the spread between the exercise price and the fair market value of the underlying shares at the time of exercise.

        The Company's CEO, Mr. Allen, received a 4% increase in base pay determined by salary surveys which indicated such an increase was appropriate to maintain a competitive salary structure.
   Mr. Allen received a bonus of $90,000 for 1999, based upon the favorable operating results of the Company.

        The Committee believes that the components of salary, Stock Options/SARs,and incentive awards are fair, competitive, and in the best interest of the Company. Specific salary and incentives are disclosed in the Summary Compensation Table and the Options/SAR Grants in Last Fiscal Year Table.

   By the Compensation Committee:  John C. Adams, Jr., Chairman and
                                   Robert F. Lloyd


SUMMARY COMPENSATION TABLE(a)


                                                                            LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
Name and Principal          FISCAL                      OTHER ANNUAL          OPTIONS/
    Position(b)             YEAR        SALARY   BONUS  COMPENSATION(c)        SARS


Bob D. Allen               1999      $288,372   $90,000   $   134,609        -0-
President and              1998       277,280    -0-            5,254      20,000
Chief Executive Officer    1997       266,616    50,000     1,932,105      20,000

William H. McMunn          1999      $160,248   $50,000   $     5,199        -0-
President, Indigo          1998       154,092     -0-           4,955       8,000
Development Inc.           1997       148,164    25,000       685,733       8,000

Bruce W. Teeters           1999       $180,648  $25,000      $ 3,244          -0-
Senior Vice President-     1998        173,700     -0-         3,269        8,000
Finance & Treasurer        1997        167,016   18,000      626,113        8,000


   (a)  12/31 Fiscal Year
   (b) Refers to position applicable to date compensation received on January 19, 2000. On January 19, 2000, Mr. McMunn was elected President and Chief Operating Officer of the Company. Mr. Allen continues as Chairman of the Board and Chief Executive Officer.
   (c) Other compensation includes personal use of company automobile, premium for term life insurance exceeding $50,000, and 1997 and 1999 exercises of Stock Options, and Stock Appreciation Rights.

  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                          % of TOTAL                                   POTENTIAL REALIZABLE
                          OPTIONS/SARS                               VALUE AT ASSUMED
                          GRANTED TO                                 ANNUAL RATES OF  STOCK
              OPTIONS/     EMPLOYEES IN     DATE    PER SHARE  EXPIR-  PRICE APPRECIATION
NAME          SARS         FISCAL           OF      EXERCISE   ATION   FOR OPTION TERM
              GRANTED       YEAR            GRANT   PRICE      DATE

                                                                           5%         10%

Bob D. Allen      -0-      --             --        --         --         --         --
William H. McMunn -0-      --             --        --         --         --         --
Bruce W. Teeters  -0-      --             --        --         --         --         --


   (a) 20% of options become exercisable one year from the grant date. Options vest 20% per year over the first five years, and the options expire ten years from the grant date.

   DEFERRED COMPENSATION PLANS

        Under the Company's Unfunded Deferred Compensation Plan, effective July 1,1981, fees earned by directors for service on the Board and its committees may be deferred until the director attains seventy years of age or ceases to be a member of the Board, whichever occurs first. Under a similar plan effective October 25,1982, officers and key employees of the Company may elect to defer all or a portion of their earnings until such time as the participant ceases to be an officer or key employee. All sums credited to a participating director, officer, or employee under either of these plans may be distributed in a lump sum or in installments over not more than ten calendar years following the end of the deferral period. The participant will be entitled to elect the size of the installments and the period over which they will be distributed. The deferred compensation accrues interest annually at the average rate of return earned by the Company on its short-term investments. Compensation deferred pursuant to these plans during 1999 by officers named in the compensation table above is included in the table.

   PENSION PLAN

        The amount of the Company's contributions or accrual on behalf of any particular participant in the pension plan cannot readily be determined. The following table shows the estimated annual benefit payable under the pension plan (utilizing present levels of Social Security benefits) upon retirement to persons in a range-of-salary and years-of-service classification:



                                     PENSION PLAN TABLE
             Final
             Average                         Years of Service
            Earnings as          10           20          30           35
            of 1/1/99          NRA 65       NRA 65       NRA 65       NRA 65
                $                $            $           $              $
             50,000            7,016        14,033       21,049       24,557
             75,000           11,516        23,033       35,549       40,307
            100,000           16,016        32,033       48,049       56,057
            125,000           20,516        41,033       61,549       71,807
            150,000           25,016        50,033       75,049       87,557
            160,000 and
             Greater*         26,816        53,633       80,449       93,857


   NRA = normal retirement age
   Calendar year of 65th birthday = 1999
   1996 Social Security covered compensation level is $33,060
   Pension Benefit is Subject to IRC Section 415 Benefit
   Limitation of $130,000.
   *Pensionable Earnings are Subject to IRC Section
    401(a)17 Salary Limitation of $160,000

        As of December 31, 1999 the executive officers named in the compensation able are expected to be credited with years of service under the amended plan as follows: Mr. Allen, 9 years, Mr. McMunn, 9 years, and Teeters, 20 years.

   SECTION 16 REPORTING

        During 1999, Jack H. Chambers, and John H. Pace, Jr., who were subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to filing reports of ownership and change in ownership concerning a registered class of equity securities of the Company, did not file timely reports required by Section 16(a) of the Exchange Act. These late filings related to the Baker Fentress distribution of its shares of the Company's Common Stock when both directors were out of State.

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                        SHAREHOLDER PROPOSALS

        Regulations of the Securities and Exchange Commission require that proxy statements disclose the date by which shareholder proposals must be received by the corporate secretary of the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2001 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 1, 2000. To ensure prompt receipt by the Company, proposals should be sent certified mail, return receipt requested. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.

                             ANNUAL REPORT

        The Company's Annual Report to shareholders for the fiscal year ended December 31, 1999 accompanies this proxy statement. Additional copies may be obtained by writing to the Company at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

                              OTHER MATTERS
        The Board of Directors of the Company does not intend to bring any other matters before the meeting, and it does not know of any proposals to be presented to the meeting by others. If any other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

   Dated:  March 15, 2000









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